UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

NOMAD POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMAD	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2026, Nomad Power Solutions, Inc., (the “Company”), entered into a Note Purchase Agreement (the “Purchase Agreement”) with an Accredited Investor (the “Investor”), pursuant to which the Company agreed to issue and sell in a private placement an aggregate principal amount of $6.57 million Original Issue Discount Secured Promissory Note (the “Note”) for aggregate gross proceeds of $6.0 million. The Note carries an original issue discount of 540,000. In addition, the Company agreed to pay $30,000 to cover fees and expenses. The maturity date of the Note is 12 months from the Purchase Price Date (as defined in the Note) and has an interest rate of nine percent (9%) per year until the Note is paid in full.

Beginning on the 6-month anniversary of the Purchase Price Date, the Purchaser has the right, exercisable at any time in its sole and absolute discretion, to redeem up to $800,000 per calendar month by providing written notice to the Company. The Company will have 2 trading days to pay the redemption amount in cash.

In connection with the Purchase Agreement, the Company and the Investor entered into a Security Agreement (the “Security Agreement”). Pursuant to the terms of the Security Agreement, the Investor is granted a security interest in the Collateral (as defined in the Security Agreement). The Collateral includes, among other things, all equity interests of the Company, all goods and equipment owned by the Company, all accounts receivable, contract rights, and all other assets, goods and personal property of the Company.

Additionally, the Investor, the Company, and the Company’s wholly owned subsidiaries Lixte Biotechnolgy, Inc. (“Lixte”), and Liora Technologies Europe Ltd., (“Liora,” collectively, the Company, Lixte, and Liora, the “Guarantors”, and each individually, a “Guarantor”), entered into a Guaranty Agreement (the “Guaranty Agreement”) for the benefit of the Investor. Pursuant to the Guaranty Agreement, the Guarantors guarantee the indebtedness, liabilities and obligations of the Company to the Investor.

The issuance of the Note pursuant to the Purchase Agreement was made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Regulation D promulgated thereunder due to the fact the offering of the Note did not involve a public offering of securities.

The foregoing description of the Purchase Agreement, the Note, the Security Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the Security Agreement and the Guaranty Agreement, copies of which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 10.2 and Exhibit 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Note is incorporated herein by reference.

The Company offered and sold the Note in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The issuance of the Note did not involve a public offering, and the Investor acquired the Note for investment purposes and not with a view toward distribution.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
4.1	Note
10.1	Note Purchase Agreement
10.2	Security Agreement
10.3	Guaranty
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026	NOMAD POWER SOLUTIONS, INC.
(Registrant)

	By:	/s/ Geordan Pursglove
Geordan Pursglove
President and Chief Executive Officer